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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-137144)—Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan,

  (2)
  Registration Statement (Form S-8 No. 333-176911)—Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan,

  (3)
  Registration Statement (Form S-8 No. 333-213053)—Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan;

of our reports dated November 23, 2016, with respect to the consolidated financial statements of Helmerich & Payne, Inc. and the effectiveness of internal control over financial reporting of Helmerich & Payne, Inc. included in this Annual Report (Form 10-K) of Helmerich & Payne, Inc. for the year ended September 30, 2016.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
November 23, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm